INDEPENDENT AUDITORS' CONSENT




The Board of Directors
J. Baker, Inc.

We consent to the incorporation by reference in Registration Statements of J. Baker, Inc. on Form S-8 No. 33-10385, No. 33-20302, No. 33-39425, No. 33-59786,
No. 33-59788, No. 33-59790 and No. 33-60605, and on Form S-3 No. 33-51645, No.
333-2797, No. 333-35923 and No. 333-85563 of our report dated March 15, 2000 appearing in the Annual Report on Form 10-K of J. Baker, Inc. for the year ended January 29, 2000.

                                          /s/ KPMG LLP
                                          ---------------------------
                                          KPMG LLP

Boston, Massachusetts
April 19, 2000